As filed with the Securities and Exchange Commission on October 4, 2013                                                                   Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_______________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Florida (State or Other Jurisdiction of Incorporation or Organization)	13-4172059 (I.R.S. Employer Identification Number)

200 Progress Drive

Montgomeryville, PA  18936

 (Address of Principal Executive Offices)

_______________

Environmental Solutions Worldwide, Inc. 2013 Stock Plan

 (Full Title of the Plan)

_______________

Praveen Nair

200 Progress Drive

Montgomeryville, PA  18936

 (Name and Address of Agent for Service)

905-695-4141

(Telephone Number, Including Area Code,

of Agent for Service)

Copies to:

James J. Moriarty, Esq.

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

(212) 715-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (par value $0.001 per share)	20,000	$25.00	$500,000	$68.20

(1)             Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Environmental Solutions Worldwide, Inc. 2013 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)             Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is the price reported on the OTCQB for October 1, 2013, which is within five (5) business days prior to the date of this Registration Statement.

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

REGISTRATION STATEMENT ON FORM S-8

PART I

Item 1.   Plan Information.

The documents containing the information specified in this Item 1 will be sent or delivered to the participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.   Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or delivered to the participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation by Reference.

The following documents are incorporated herein by reference:

(a)          The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 20, 2013 (the “Annual Report”).

(b)          The Registrant’s Current Reports on Form 8-K filed with the SEC on February 13, 2013, March 21, 2013, March 28, 2013, April 12, 2013, April 24, 2013, April 29, 2013, May 23, 2013, May 24, 2013, June 6, 2013, June 11, 2013, June 12, 2013, July 1, 2013, July 1, 2013, August 7, 2013 and September 17, 2013.

(c)          The Registrant’s Current Report on Form 8-K/A filed with the SEC on June 14, 2013.

(d)          The Registrant’s Current Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the SEC on May 20, 2013.

(e)          The Registrant’s Current Report on Form 10-Q for the fiscal quarter ended June 30, 2013, filed with the SEC on August 19, 2013.

(f)           The Registrant’s Current Report on Form 10-Q/A for the fiscal quarter ended June 30, 2013, filed with the SEC on August 21, 2013.

(g)          The description of securities to be registered contained in the Registration Statement S-1/A dated June 7, 2011 filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to the Registrant’s Common Stock, including any amendments or reports filed for the purposes of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

In accordance with the Florida Corporation Act, the Registrant's Articles of Incorporation contain provisions which state that, to the fullest extent permitted by law, no director or officer shall be personally liable to the Registrant or its shareholders for damages for breach of any duty owned to the Corporation or its shareholders. The Registrant also has the power, by a by-law provision or a resolution of its stockholders or directors, to indemnify the officers and directors against any contingency or peril as may be determined to be in the Registrant's best interest and in connection therewith to secure policies of insurance.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number                                Description

4.1                                                       Articles of Incorporation of the Registrant, as amended as of May 24, 2013 (incorporated herein by reference to Exhibit 3.1 to Registrant’s Form 8-K filed on May 24, 2013, Exhibit 3.6 to Registrant’s Form 10-Q filed on November 15, 2010, Exhibit 3.3 to Registrant’s Form 10-QSB filed on August 15, 2005, Exhibit 3.2 to Registrant’s Form 10-KSB filed on April 1, 2002 and Exhibit 3.1 to Registrant’s Form 10-12G/A filed on September 2, 1999)

4.2                                                       Bylaws of the Registrant as amended January 25, 2011 (incorporated herein by reference to Exhibit 3.1 to Registrant’s Form 8-K filed on January 28, 2011, Exhibit 3.5 to Registrant’s Form 10-K filed on April 3, 2006 and Exhibit 3.2 to Registrant’s Form 10-12G/A filed on September 2, 1999)

4.3                                                       Registrant’s Environmental Solutions Worldwide, Inc. 2013 Stock Plan  (incorporated herein by reference to Exhibit G to Registrant’s Proxy Statement on Schedule 14A filed on February 28, 2013)

5.1                                                       Opinion of Counsel

23.1                                                    Consent of counsel (included in the opinion)

23.2                                                    Consent of MSCM LLP

Item 9.   Undertakings.

1)      The undersigned Registrant hereby undertakes:

a)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii)     To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and,

iii)   To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided , however , that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

b)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2)      That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)   Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(c)   The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(d)  Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

3)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

4)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Woodbridge, Province of Ontario, Canada, on this 4th day of October, 2013.

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
By: /S/ PRAVEEN NAIR
Name: Praveen Nair Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MARK YUNG	Executive Chairman, Director	October 4, 2013
Mark Yung

/S/ NITIN AMERSEY	Director	October 4, 2013
Nitin Amersey

/S/ JOHN D. DUNLAP III	Director	October 4, 2013
John D. Dunlap III

/S/ JOHN J. SUYDAM	Director	October 4, 2013
John J. Suydam

/S/ JOHN J. HANNAN	Director	October 4, 2013
John J. Hannan

/S/ BENJAMIN BLACK	Director	October 4, 2013
Benjamin Black

/S/ JOSHUA BLACK	Director	October 4, 2013
Joshua Black

/S/ ZOHAR LOSHITZER	Director	October 4, 2013
Zohar Loshitzer

/S/ BRIAN WEBSTER	Chief Operating Officer	October 4, 2013
Brian Webster

/S/ VIRENDRA KUMAR	Chief Commercial Officer	October 4, 2013
Virendra Kumar

/S/ PRAVEEN NAIR	Chief Financial Officer	October 4, 2013
Praveen Nair

EXHIBIT INDEX

Exhibit Number                                Description

4.1                                                       Articles of Incorporation of the Registrant, as amended as of May 24, 2013 (incorporated herein by reference to Exhibit 3.1 to Registrant’s Form 8-K filed on May 24, 2013, Exhibit 3.6 to Registrant’s Form 10-Q filed on November 15, 2010, Exhibit 3.3 to Registrant’s Form 10-QSB filed on August 15, 2005, Exhibit 3.2 to Registrant’s Form 10-KSB filed on April 1, 2002 and Exhibit 3.1 to Registrant’s Form 10-12G/A filed on September 2, 1999)

4.2                                                       Bylaws of the Registrant as amended January 25, 2011 (incorporated herein by reference to Exhibit 3.1 to Registrant’s Form 8-K filed on January 28, 2011, Exhibit 3.5 to Registrant’s Form 10-K filed on April 3, 2006 and Exhibit 3.2 to Registrant’s Form 10-12G/A filed on September 2, 1999)

4.3                                                       Registrant’s Environmental Solutions Worldwide, Inc. 2013 Stock Plan  (incorporated herein by reference to Exhibit G to Registrant’s Proxy Statement on Schedule 14A filed on February 28, 2013)

5.1                                                       Opinion of Counsel

23.1                                                    Consent of counsel (included in the opinion)

23.2                                                    Consent of MSCM LLP